Credit Suisse First Boston
ABSC 2005 - HE1
Fixed Rate Mortgage Loans
2,208 records
Balance: 226,652,611

Selection Criteria: Fixed Rate Mortgage Loans
Table of Contents

1.

Loan Purpose

2.

Documentation

3.

Property Type

1. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
Refinance - Cashout	695	$101,435,445.10	44.75%	634	77.59%	7.258%	96.25%
Purchase	1,295	91,814,524.38	40.51	666	96.35	9.529	96.40
Refinance - Rate/Term	218	33,402,641.03	14.74	633	80.18	7.092	96.62
Total:	2,208	$226,652,610.51	100.00%	647	85.57%	8.153%	96.37%

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2. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
Full Documentation	1,116	$117,287,928.12	51.75%	632	83.64%	7.750%	96.95%
Stated Documentation	412	52,499,971.77	23.16	661	80.67	7.813	93.94
Streamlined - Stated ( PITI Verified)	468	34,096,138.21	15.04	677	97.26	9.975	98.28
Limited Documentation	121	12,934,125.29	5.71	643	89.63	8.395	96.82
Full Alternative Documentation	37	4,988,143.42	2.20	649	88.23	7.950	90.90
Lite Documentation	54	4,846,303.70	2.14	640	89.68	8.357	99.35
Total:	2,208	$226,652,610.51	100.00%	647	85.57%	8.153%	96.37%

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3. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
Single Family	1,610	$166,847,959.56	73.61%	644	85.02%	8.058%	97.74%
PUD - Detached	197	19,400,915.50	8.56	632	88.12	8.706	98.93
2-4 Unit	138	18,203,128.25	8.03	671	85.58	8.043	81.72
Condominium	182	15,869,070.59	7.00	661	87.72	8.400	97.46
PUD - Attached	74	5,324,294.24	2.35	658	90.37	9.057	91.35
Manufactured Housing	7	1,007,242.37	0.44	697	69.49	6.689	93.67
Total:	2,208	$226,652,610.51	100.00%	647	85.57%	8.153%	96.37%

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Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
www.csfb.com
Dec 17, 2004 16:33

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.